                                                                               .
                                                                               .
                                                                               .


news release                                          [TENNECO AUTOMOTIVE LOGO]


     Contacts: Jane Ostrander                           Leslie Hunziker
               Media Relations                          Investor Relations
               847 482-5607                             847 482-5042
               jane.ostrander@tenneco-automotive.com    leslie.hunziker@tenneco-automotive.com


         TENNECO AUTOMOTIVE REPORTS RECORD REVENUE AND IMPROVED EARNINGS

-       EPS IMPROVES 40 PERCENT; EBIT UP 16 PERCENT
-       RECORD THIRD QUARTER REVENUE OF $998 MILLION
-       11TH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR EBIT AND EBITDA IMPROVEMENT
-       EUROPEAN EBIT IMPROVES TO $6 MILLION VERSUS A $3 MILLION LOSS A YEAR AGO

Lake Forest, Illinois, October 20, 2004 -- Tenneco Automotive (NYSE: TEN) reported third quarter net income of $6 million, or 14-cents per diluted share, versus net income of $4 million, or 10-cents per diluted share in third quarter 2003. EBIT (earnings before interest, taxes and minority interest) for the quarter was $44 million versus $38 million a year ago. EBITDA (EBIT before depreciation and amortization) was $86 million, compared with $78 million in third quarter 2003.

The company's strong position on top-selling vehicles worldwide and strengthening North American aftermarket ride control sales generated record third quarter revenue of $998 million, versus $914 million a year ago. Favorable currency exchange rates impacted revenue by $33 million.

Adjusted for the items described below, third quarter adjusted net income increased to $7 million, or 16-cents per diluted share compared with $1 million, or 1-cent per diluted share, in third quarter 2003. Adjusted EBIT was $46 million and EBITDA was $88 million, up 18 percent and 11 percent, respectively.

ADJUSTED THIRD QUARTER 2004 AND 2003 RESULTS:

                                                                    Q3 2004                               Q3 2003
                                                        ------------------------------------    ---------------------------------
                                                                            Net        Per                         Net       Per
                                                        EBITDA    EBIT    Income      Share     EBITDA    EBIT    Income    Share
                                                        ------    ----    ------    --------    ------    ----    ------    ------
Earnings Measures                                        $86      $44       $ 6     $   0.14     $78      $38      $ 4      $0.10
Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses       2        2         2         0.04       1        1        1       0.02
    Tax adjustments                                        -        -        (1)       (0.02)      -        -       (3)     (0.09)
    Debt issuance cost write off                           -        -         -            -       -        -       (1)     (0.02)
                                                         ---      ---       ---     --------     ---      ---      ---      -----
Non-GAAP earnings measures                               $88      $46       $ 7     $   0.16     $79      $39      $ 1      $0.01
                                                         ===      ===       ===     ========     ===      ===      ===      =====




Additional information regarding Non-GAAP financial results, including a reconciliation of EBITDA and other Non-GAAP earnings measures, is included in the tables that appear in attachment 2 to this press release.


                                     -More-

THIRD QUARTER 2004 ADJUSTMENTS:
   - Restructuring related expenses of $2 million pre-tax, or 4-cents per diluted share;
   - Tax benefit of $1 million, or 2-cents per diluted share.

THIRD QUARTER 2003 ADJUSTMENTS:
   - Restructuring related expenses of $1 million pre-tax, or 2-cents per diluted share;
   - Tax benefit of $3 million, or 9-cents per diluted share;
   - Debt issuance write-off costs of $1 million, or 2-cents per diluted share.

"We delivered stronger year-over-year financial results this quarter despite challenging market conditions including escalating material costs, especially for carbon steel," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "While we have taken effective steps to help offset some of the price increases year-to-date, this remains our greatest challenge going forward. In addition to our focus on growth, we are working to lower our cost of doing business in order to maintain our momentum in spite of the materials cost burden."

The company's gross margin in the quarter was 20 percent compared with 20.5 percent in third quarter 2003. Gross margin was negatively impacted by .4 (four tenths) percent in the quarter due to a shifting business mix as the company's global OE growth outpaced higher margin aftermarket growth. The business mix coupled with the negative impact of approximately $10 million in steel price increases on materials not protected under contract offset strong OE volumes, aftermarket price increases, and the benefits from efficiency improvement and cost management activities. As it has in the past, the company anticipates achieving price recovery from its customers to help offset increased steel costs.

Restructuring activities in the quarter generated $4 million in savings and Six Sigma quality programs delivered $8 million in savings. The company's SGA&E (selling, general, administrative and engineering) expense in the quarter decreased to 11.3 percent of sales versus 11.9 percent a year earlier.

Tenneco Automotive reported its third consecutive quarter of record low net debt of $1.220 billion. Cash balances were $203 million at quarter-end and total debt was $1.423 billion.

The company outperformed the requirements of its bank debt covenants in the quarter. At September 30, the leverage ratio was 3.69, below the maximum limit of 4.75; the fixed charge coverage ratio was 1.78, exceeding the required ratio of 1.10; and the interest coverage ratio was 2.75, exceeding the minimum coverage ratio of 2.00.


NORTH AMERICA
   - North American original equipment revenue was $338 million, including $71 million in catalytic converter pass-through sales, versus $329 million in third quarter 2003 with $67 million in pass-through sales. The company's strong position on top-selling vehicles and growing business with Japanese OEMs drove the increase, outpacing a 1 percent industry production decline.
   - North American aftermarket revenue was $127 million, compared with $123 million a year earlier. The increase was the result of sales to new customers and higher ride control sales.
   - EBIT for North American operations was $31 million, compared with $32 million the previous year. Higher material costs offset stronger OE and aftermarket ride control sales and manufacturing efficiencies.

EUROPE
   - European original equipment revenue was $305 million, a 21 percent increase over $252 million a year earlier. New ride control platform launches and the company's position on better-selling vehicles drove the increase, which outpaced industry production by six percentage points. Results include $21 million in favorable currency and $74 million in catalytic converter pass-through sales. Third quarter 2003 results include $56 million in pass-through sales.
   - European aftermarket revenue was $94 million, including $7 million in favorable currency, versus $92 million in third quarter 2003. Lower sales in both product lines more than offset market share gains and price increases in the exhaust segment.
   - European EBIT was $6 million, including $1 million in favorable currency, compared with a loss of $3 million a year earlier. Higher OE volumes, successful cost management efforts and aftermarket price increases drove the improvement.
   - Third quarter 2004 EBIT results include $2 million in restructuring related expenses. Third quarter 2003 EBIT results include $1 million in restructuring related expenses.

REST OF WORLD
   - Revenue from Asian operations was $42 million, flat with the previous year. Weaker OE volumes in China impacted results with revenue from the company's new joint ventures offsetting sales declines from other China operations.
   - Revenue from South American operations was $42 million, versus $31 million in third quarter 2003. The increase was driven by stronger OE volumes and aftermarket sales in all markets.
   - Australian operations generated $50 million in revenue, compared with $45 million in third quarter 2003. Revenue includes $4 million in favorable currency and was driven by OE volumes.
   - Reported combined EBIT for Asia, South America and Australia was $7 million versus $9 million in third quarter 2003. The decline was largely the result of lower OE volumes in China and manufacturing inefficiencies due to a customer start-up issue in Australia.

ADJUSTED YEAR-TO-DATE RESULTS

                                                                     YTD 2004                                YTD 2003
                                                        ------------------------------------    ------------------------------------
                                                                            Net        Per                          Net        Per
                                                        EBITDA    EBIT    Income      Share     EBITDA     EBIT    Income     Share
                                                        ------    ----    ------    --------    ------    -----    ------    -------
Earnings Measures                                        $284     $153      $ 34    $   0.78    $256      $136     $ 29      $0.70
Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses       12       12         8        0.18       7         7        4       0.11
    New Aftermarket customer changeover costs               8        8         5        0.13       -         -        -        -
    Consulting fees indexed to stock price                  4        4         3        0.06       -         -        -        -
    Tax adjustments                                         -        -        (6)      (0.14)      -         -      (14)     (0.36)
    Debt issuance cost write off                            -        -         -           -       -         -        2       0.05
                                                         ----     ----      ----    --------    ----      ----     ----      -----
Non-GAAP earnings measures                               $308     $177      $ 44    $   1.01    $263      $143     $ 21      $0.50
                                                         ====     ====      ====    ========    ====      ====     ====      =====



OUTLOOK
"We remain cautious about the fourth quarter and into 2005. We anticipate continued growth in our European operations with a significant number of new ride and emission control platform launches throughout 2005. In North America, we are winning new OE contracts in both business units and maintaining a strong position on top-selling platforms. We are also encouraged by this quarter's increase in North American aftermarket ride control sales," said Frissora. "However, despite these growth drivers, we are operating in a weaker OE environment in North America and China. In addition, we remain very concerned about the potential impact of rising steel prices on future results."

"We are currently negotiating 2005 steel contracts with our suppliers as well as negotiating with both our aftermarket and OE customers for steel price recovery," added Frissora. "In addition, we are actively pursuing material substitutions and other cost reduction opportunities to lessen our exposure to steel volatility and will initiate other actions, as necessary, to help offset the impact of price increases."

In addition to its actions on steel, the company is continuing to look at ways to lower its cost structure through consolidations, shared services and more aggressive discretionary spending targets.


Attachment 1 to this press release provides additional information on Tenneco Automotive's third quarter results:
Statement of Income - 3 months
Statement of Income - 9 months
Balance Sheet
Statements of Cash Flow

Attachment 2
Reconciliation of GAAP Net Income to EBITDA - 3 months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 3 months
Reconciliation of GAAP Net Income to EBITDA - 9 months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 9 months
Reconciliation of GAAP Revenues to Non-GAAP Revenue Measures - 3 months Reconciliation of GAAP Revenues to Non-GAAP Revenue Measures - 9 months

CONFERENCE CALL
The company will host a conference call on October 20, 2004 at 10:30 a.m. EDT. The dial-in number is 888-399-8606 (domestic) or 517-308-9007 (international). The passcode is Tenneco Auto. The call will be available on the financial section of the Tenneco Automotive web site at www.tenneco-automotive.com. A copy of the press release is available on the financial and news sections of the Tenneco Automotive web site. A recording of this call will be available one hour following completion of the call on October 20, 2004 through October 27, 2004. To access this recording, dial 888-566-0635 (domestic) or 402-998-0730 (international).

THE COMPANY
Tenneco Automotive is a $3.8 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,200 employees worldwide. Tenneco Automotive is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco Automotive markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "anticipate," "potential," "encouraged," "believe" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the overall highly competitive nature of the automotive parts industry, and the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers; (ii) increases in the costs of raw materials, including the company's ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives and other methods; (iii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (iv) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (v) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries; (vi) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (vii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt; (viii) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations; (ix) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market; (x) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xi) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; (xii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2003. Further information can be found on the company's web site at www.tenneco-automotive.com.




                                       ###

                                                                   ATTACHMENT 1


              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                              STATEMENTS OF INCOME
                                    Unaudited
                        THREE MONTHS ENDED SEPTEMBER 30,
                  (Millions except share and per share amounts)




                                                                                      2004                        2003
                                                                                 ---------------             --------------
Net sales and operating revenues:                                                $          998              $         914
                                                                                 ==============              =============

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                                    798 (a)                    727 (c)
   Engineering, Research and Development                                                     22                         18
   Selling, General and Administrative                                                       91                         91
   Depreciation and Amortization of Other Intangibles                                        42                         40
                                                                                 --------------              -------------
          Total Costs and Expenses                                                          953                        876
                                                                                 ==============              =============

Other Income (Loss)                                                                          (1)                         -
                                                                                 --------------              -------------
Total Other Income (Loss)                                                                    (1)                         -
                                                                                 --------------              -------------

Income (Loss) before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                             31                         32
   Europe                                                                                     6  (a)                    (3)(c)
   Other                                                                                      7                          9
                                                                                 --------------              -------------
                                                                                             44                         38
Less:
   Interest expense (net of
     interest capitalized)                                                                   35                         34 (d)
   Income tax expense (benefit)                                                               2 (b)                     (2)(e)
   Minority interest                                                                          1                          2

                                                                                 --------------              -------------
Net income                                                                       $            6              $           4
                                                                                 ==============              =============

Average common shares outstanding:
   Basic                                                                                   41.7                       40.6
                                                                                 ==============              =============
   Diluted                                                                                 44.3                       42.2
                                                                                 ==============              =============

Earnings per share of common stock:
   Basic                                                                         $         0.15              $        0.11
                                                                                 ==============              =============

   Diluted                                                                       $         0.14              $        0.10
                                                                                 ==============              =============



(a) Includes restructuring and restructuring related charges of $2 million pre-tax, $2 million after-tax or $0.04 per share. The entire charge is recorded in cost of sales. Geographically all of the charge is recorded in Europe.

(b) Includes a $1 million or $0.02 per share tax benefit related to the resolution of outstanding tax issues.

(c) Includes restructuring related charges of $1 million pre-tax, $1 million after-tax or $0.02 per share. The entire charge is recorded in cost of sales. Geographically all of the charge is recorded in Europe.

(d) Includes a pre-tax reduction of $2 million, $1 million after-tax or $0.02 per share related to debt issuance costs that were deferred on the senior debt we paid down with the proceeds of the $350 million bond offering.

(e) Includes a $3 million or $0.09 per share tax benefit related to the resolution of outstanding tax issues.

                                                                   ATTACHMENT 1




             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                             STATEMENTS OF INCOME
                                   Unaudited
                        NINE MONTHS ENDED SEPTEMBER 30,
                 (Millions except share and per share amounts)




                                                                                      2004                        2003
                                                                                 --------------             ---------------
Net sales and operating revenues:                                                $       3,146 (a)          $         2,833
                                                                                 ==============             ===============

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)                                  2,502 (b)                   2,249 (e)
   Engineering, Research and Development                                                     56                          50
   Selling, General and Administrative                                                      302 (a) (b) (c)             276
   Depreciation and Amortization of Other Intangibles                                       131                         120
                                                                                 --------------             ---------------
          Total Costs and Expenses                                                        2,991                       2,695
                                                                                 ==============             ===============

Loss on sale of receivables                                                                  (1)                         (1)
Other Income (Loss)                                                                          (1)                         (1)
                                                                                 --------------             ---------------
Total Other Income (Loss)                                                                    (2)                         (2)
                                                                                 --------------             ---------------

Income (Loss) before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                                            111 (a) (b) (c)             109 (e)
   Europe                                                                                    17 (b) (c)                   7 (e)
   Other                                                                                     25 (c)                      20
                                                                                 --------------             ---------------
                                                                                            153                         136
Less:
   Interest expense (net of
     interest capitalized)                                                                  104                         103 (f)
   Income tax expense (benefit)                                                              11 (d)                      (1)(g)
   Minority interest                                                                          4                           5

                                                                                 --------------             ---------------
Net income                                                                       $           34             $            29
                                                                                 ==============             ===============

Average common shares outstanding:
   Basic                                                                                   41.3                        40.3
                                                                                 ==============             ===============
   Diluted                                                                                 44.0                        41.5
                                                                                 ==============             ===============

Earnings per share of common stock:
   Basic                                                                         $         0.84             $          0.72
                                                                                 ==============             ===============

   Diluted                                                                       $         0.78             $          0.70
                                                                                 ==============             ===============



(a) Includes changover costs for a new aftermarket customer acquired in the first quarter of $8 million pre-tax, $5 million after-tax or $0.13 per share. Of the adjustment $6 million is recorded in Sales and $2 million is recorded in SG&A. Geographically the entire amount is recorded in North America.

(b) Includes restructuring and restructuring related charges of $12 million pre-tax, $8 million after tax or $0.18 per share. Of the adjustment $2 million is recorded in SG&A and the remaining $10 million is in cost of sales. Geographically, $3 million is recorded in North America and $9 million in Europe.

(c) Includes consulting fees indexed to stock price of $4 million pre-tax, $3 million after-tax or $0.06 per share. The entire charge is recorded in SG&A. Geographically $2 million of the charge is recorded in North America, $1 million in Europe and $1 million in Other.

(d) Includes a $6 million or $0.14 per share tax benefit related to the resolution of outstanding tax issues.

(e) Includes restructuring and restructuring related charges of $7 million pre-tax, $4 million after-tax or $0.11 per share. The entire charge is recorded in cost of sales. Geographically, $3 million is recorded in North America and $4 million in Europe.

(f) Includes a pre-tax expense of $3 million, $2 million after-tax or $0.05 per share related to debt issuance costs that were deferred on the senior debt we paid down with the proceeds of the $350 million bond offering.

(g) Includes a $14 million or $0.36 per share tax benefit related to the resolution of several tax issues.

                                                                   ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEETS
                                   (Unaudited)
                                   (Millions)



                                                                       September 30, 2004                 December 31, 2003
                                                                  ----------------------------       ----------------------------
 Assets


           Cash and Cash Equivalents                              $                        203       $                      145

           Receivables, Net                                                                511 (a)                          442  (a)

           Inventories                                                                     363                              343

           Other Current Assets                                                            198                              175

           Investments and Other Assets                                                    693                              579

           Plant, Property, and Equipment, Net                                           1,070                            1,111
                                                                  ----------------------------       ----------------------------

           Total Assets                                           $                      3,038       $                    2,795
                                                                  ============================       ============================




Liabilities and Shareholders' Equity

           Short-Term Debt                                        $                         20       $                       20

           Accounts Payable                                                                667                              621

           Accrued Taxes                                                                    22                               19

           Accrued Interest                                                                 42                               42

           Other Current Liabilities                                                       237                              191

           Long-Term Debt                                                                1,403 (b)                        1,410  (b)

           Deferred Income Taxes                                                           171                              119

           Deferred Credits and Other Liabilities                                          351                              292

           Minority Interest                                                                24                               23

           Total Shareholders' Equity                                                      101                               58
                                                                  ----------------------------       ----------------------------

           Total Liabilities and Shareholders' Equity             $                      3,038       $                    2,795
                                                                  ============================       ============================



(a)    Accounts Receivables net of:                                    September 30, 2004                  December 31, 2003
                                                                  ----------------------------       ----------------------------

           Accounts Receivable securitization programs            $                        148       $                      123
           Receivables collected under advance payment programs   $                        122       $                       99


(b)    Long term debt composed of:                                     September 30, 2004                  December 31, 2003
                                                                  ----------------------------       ----------------------------

           Term loan B (Due 2010)                                 $                        397       $                      400
           10.25% senior notes (Due 2013)                                                  490                              491
           11.625% subordinated notes (Due 2009)                                           500                              500
           Other long term debt                                                             16                               19

                                                                  ----------------------------       ----------------------------
                                                                  $                      1,403       $                    1,410
                                                                  ============================       ============================

                                                                   ATTACHMENT 1


              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                             STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (Millions)




                                                                                                Nine Months Ended
                                                                                                  September 30,
                                                                                -------------------------------------------------
                                                                                        2004                        2003
                                                                                ---------------------      ----------------------
       Operating activities:

         Net income                                                             $                  34       $                  29
         Adjustments to reconcile income
          to net cash provided by operating activities -
           Depreciation and amortization                                                          131                         120
           Deferred income taxes                                                                  (12)                        (17)
           (Gain)/loss on sale of assets, net                                                       -                           1
           Changes in components of working capital -
             (Inc.)/dec. in receivables                                                           (66)                        (46)
             (Inc.)/dec. in inventories                                                           (22)                         43
             (Inc.)/dec. in prepayments and other current assets                                  (21)                          3
             Inc./(dec.) in payables                                                               55                          31
             Inc./(dec.) in taxes accrued                                                           5                         (25)
             Inc./(dec.) in interest accrued                                                        -                          19
             Inc./(dec.) in other current liabilities                                              21                         (15)
           Other                                                                                   10                          19
                                                                                ---------------------      ----------------------
       Net cash provided by operating activities                                                  135                         162

       Investing activities:
         Net proceeds from sale of assets                                                          12                           4
         Expenditures for plant, property & equipment                                             (87)                        (83)
         Investments and other                                                                      -                          (5)
                                                                                ---------------------      ----------------------
       Net cash used by investing activities                                                      (75)                        (84)
                                                                                ---------------------      ----------------------

       Financing activities:
         Issuance of common shares                                                                  6                           -
         Proceeds from capital contributions                                                        -                           1
         Issuance of long-term debt                                                                 -                         350
         Debt issuance costs on long-term debt                                                      -                         (13)
         Retirement of long-term debt                                                              (6)                       (277)
         Net inc./(dec.) in short-term debt excluding current
          maturities on long-term debt                                                              1                        (119)
         Other                                                                                      1                          (1)
                                                                                ---------------------      ----------------------
       Net cash provided (used) by financing activities                                             2                         (59)
                                                                                ---------------------      ----------------------

       Effect of foreign exchange rate changes on cash and
         cash equivalents                                                                          (4)                        (10)
                                                                                ---------------------      ----------------------

       Inc./(dec.) in cash and cash equivalents                                                    58                           9
       Cash and cash equivalents, January 1                                                       145                          54
                                                                                ---------------------      ----------------------
       Cash and cash equivalents, September 30                                  $                 203      $                   63
                                                                                =====================      ======================

       Cash paid during the period for interest                                 $                 106      $                   79
       Cash paid during the period for income taxes                             $                  15      $                   41



                                                                   ATTACHMENT 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(a) NET INCOME TO EBITDA
                                    Unaudited





                                                                                             Q3 2004
                                                                     -------------------------------------------------------------
                                                                       North                          Rest of
                                                                      America         Europe           World             Total
                                                                     ------------    ----------    --------------     ------------
Net income                                                           $          -    $        -    $            -     $          6

Minority interest                                                               -             -                 -                1

Income tax expense (benefit)                                                    -             -                 -                2

Interest expense (net of interest capitalized)                                  -             -                 -               35
                                                                                                                      ------------

EBIT, Income before interest expense, income
taxes and minority interest (GAAP measure)                                     31             6                 7               44


Depreciation and amortization of other intangibles                             22            16                 4               42
                                                                     ------------    ----------    --------------     ------------

Total EBITDA(b)                                                      $         53    $       22    $           11     $         86
                                                                     ============    ==========    ==============     ============




                                                                                             Q3 2003
                                                                     -------------------------------------------------------------
                                                                       North                          Rest of
                                                                      America         Europe           World             Total
                                                                     ------------    ----------    --------------     ------------
Net income                                                           $          -    $        -    $            -     $          4

Minority interest                                                               -             -                 -                2

Income tax expense (benefit)                                                    -             -                 -               (2)

Interest expense (net of interest capitalized)                                  -             -                 -               34
                                                                                                                      ------------

EBIT, Income before interest expense, income
taxes and minority interest (GAAP measure)                                     32            (3)                9               38


Depreciation and amortization                                                  22            15                 3               40
                                                                     ------------    ----------    --------------     ------------

Total EBITDA                                                         $         54    $       12    $           12     $         78
                                                                     ============    ==========    ==============     ============



(a) Generally Accepted Accounting Principles

(b)EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2


                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(a) TO NON-GAAP EARNINGS MEASURES(b)
                                    Unaudited





                                                                              Q3 2004
                                                       ------------------------------------------------------
                                                        EBITDA(c)      EBIT      Net Income      Per Share
                                                       ------------   --------  --------------  -------------
Earnings Measures                                             $ 86       $ 44             $ 6         $ 0.14

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses             2          2               2           0.04
    Tax adjustments                                              -          -              (1)         (0.02)
    Debt issuance cost write off                                 -          -               -              -
                                                       ------------   --------  --------------  -------------
Non-GAAP earnings measures                                    $ 88       $ 46             $ 7         $ 0.16
                                                       ============   ========  ==============  =============




                                                                                 Q3 2003
                                                       --------------------------------------------------------
                                                        EBITDA(c)       EBIT       Net Income       Per Share
                                                       -------------  ----------  --------------   ------------
Earnings Measures                                              $ 78        $ 38             $ 4         $ 0.10

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses              1           1               1           0.02
    Tax adjustments                                               -           -              (3)         (0.09)
    Debt issuance cost write off                                  -           -              (1)         (0.02)
                                                       -------------  ----------  --------------   ------------
Non-GAAP earnings measures                                     $ 79        $ 39             $ 1         $ 0.01
                                                       =============  ==========  ==============   ============





                                                                                            Q3 2004
                                                                    --------------------------------------------------------
                                                                       North                      Rest of
                                                                      America       Europe         World           Total
                                                                    -------------  ----------  --------------   ------------
EBIT                                                                        $ 31         $ 6             $ 7           $ 44
    Restructuring and restructuring related expenses                           -           2               -              2
                                                                    -------------  ----------  --------------   ------------
Adjusted EBIT                                                               $ 31         $ 8             $ 7           $ 46
                                                                    =============  ==========  ==============   ============





                                                                                            Q3 2003
                                                                    --------------------------------------------------------
                                                                       North                      Rest of
                                                                      America       Europe         World           Total
                                                                    -------------  ----------  --------------   ------------
EBIT                                                                        $ 32        $ (3)            $ 9           $ 38
    Restructuring and restructuring related expenses                           -           1               -              1
                                                                    -------------  ----------  --------------   ------------
Adjusted EBIT                                                               $ 32        $ (2)            $ 9           $ 39
                                                                    =============  ==========  ==============   ============



(a) Generally Accepted Accounting Principles

(b) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the third quarters of 2004 and 2003 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(c)EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2



                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(a) NET INCOME TO EBITDA
                                    Unaudited



                                                                                                  YTD 2004
                                                                         --------------------------------------------------------
                                                                            North                      Rest of
                                                                           America       Europe         World          Total
                                                                         -------------  ---------   --------------  -------------
Net income                                                                        $ -        $ -              $ -           $ 34

Minority interest                                                                   -          -                -              4

Income tax expense (benefit)                                                        -          -                -             11

Interest expense (net of interest capitalized)                                      -          -                -            104
                                                                                                                    -------------

EBIT, Income before interest expense, income taxes
and minority interest (GAAP measure)                                              111         17               25            153

Depreciation and amortization of other intangibles                                 71         49               11            131
                                                                         -------------  ---------   --------------  -------------

Total EBITDA(b)                                                                 $ 182       $ 66             $ 36          $ 284
                                                                         =============  =========   ==============  =============






                                                                                                  YTD 2003
                                                                         --------------------------------------------------------
                                                                            North                      Rest of
                                                                           America       Europe         World          Total
                                                                         -------------  ---------   --------------  -------------
Net income                                                                        $ -        $ -              $ -           $ 29

Minority interest                                                                   -          -                -              5

Income tax expense (benefit)                                                        -          -                -             (1)

Interest expense (net of interest capitalized)                                      -          -                -            103
                                                                                                                    -------------

EBIT, Income before interest expense, income taxes
and minority interest (GAAP measure)                                              109          7               20            136

Depreciation and amortization                                                      68         43                9            120
                                                                         -------------  ---------   --------------  -------------

Total EBITDA                                                                    $ 177       $ 50             $ 29          $ 256
                                                                         =============  =========   ==============  =============



(a) Generally Accepted Accounting Principles

(b)EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2




                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(a) TO NON-GAAP EARNINGS MEASURES(b)
                                    Unaudited





                                                                                          YTD 2004
                                                                 -------------------------------------------------------
                                                                  EBITDA(c)      EBIT       Net Income      Per Share
                                                                 ------------   --------  ---------------  -------------
Earnings Measures                                                      $ 284       $153             $ 34         $ 0.78

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses                      12         12                8           0.18
    New Aftermarket customer changeover costs                              8          8                5           0.13
    Consulting fees indexed to stock price                                 4          4                3           0.06
    Tax adjustments                                                        -          -               (6)         (0.14)
    Debt issuance cost write off                                           -          -                -              -
                                                                 ------------   --------  ---------------  -------------
Non-GAAP earnings measures                                             $ 308       $177             $ 44         $ 1.01
                                                                 ============   ========  ===============  =============





                                                                                             YTD 2003
                                                                 --------------------------------------------------------
                                                                  EBITDA(c)       EBIT       Net Income      Per Share
                                                                 -------------  ---------   --------------  -------------
Earnings Measures                                                       $ 256      $ 136             $ 29         $ 0.70

Adjustments (reflects non-GAAP measures):
    Restructuring and restructuring related expenses                        7          7                4           0.11
    New Aftermarket customer changeover costs                               -          -                -              -
    Consulting fees indexed to stock price                                  -          -                -              -
    Tax adjustments                                                         -          -              (14)         (0.36)
    Debt issuance cost write off                                            -          -                2           0.05
                                                                 -------------  ---------   --------------  -------------
Non-GAAP earnings measures                                              $ 263      $ 143             $ 21         $ 0.50
                                                                 =============  =========   ==============  =============




                                                                                        YTD 2004
                                                                 --------------------------------------------------------
                                                                    North                      Rest of
                                                                   America       Europe         World          Total
                                                                 -------------  ---------   --------------  -------------
EBIT                                                                    $ 111       $ 17             $ 25          $ 153
    Restructuring and restructuring related expenses                        3          9                -             12
    New Aftermarket customer changeover costs                               8          -                -              8
    Consulting fees indexed to stock price                                  2          1                1              4
                                                                 -------------  ---------   --------------  -------------
Adjusted EBIT                                                           $ 124       $ 27             $ 26          $ 177
                                                                 =============  =========   ==============  =============




                                                                                        YTD 2003
                                                                 --------------------------------------------------------
                                                                    North                      Rest of
                                                                   America       Europe         World          Total
                                                                 -------------  ---------   --------------  -------------
EBIT                                                                    $ 109        $ 7             $ 20          $ 136
    Restructuring and restructuring related expenses                        3          4                -              7
                                                                 -------------  ---------   --------------  -------------
Adjusted EBIT                                                           $ 112       $ 11             $ 20          $ 143
                                                                 =============  =========   ==============  =============


(a) Generally Accepted Accounting Principles

(b) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the nine months of 2004 and 2003 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(c)See Reconciliation of GAAP Net Income to EBITDA on previous page. EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURE
                                    Unaudited






                                                                                        Q3 2004
                                               -----------------------------------------------------------------------------------
                                                                                           Pass-through            Revenues
                                                                                               Sales              Excluding
                                                                             Revenues        Excluding             Currency
                                                               Currency     Excluding        Currency          and Pass-through
                                                Revenues        Impact       Currency         Impact                Sales
                                               ------------   -----------  -------------  ----------------   ---------------------
North America Aftermarket
     Ride Control                                     $ 83           $ -           $ 83               $ -                    $ 83
     Exhaust                                            44             -             44                 -                      44
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total North America Aftermarket                   127             -            127                 -                     127

North America Original Equipment
     Ride Control                                      108             -            108                 -                     108
     Exhaust                                           230             1            229                71                     158
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total North America Original Equipment            338             1            337                71                     266

Total North America                                    465             1            464                71                     393

Europe Aftermarket
     Ride Control                                       44             3             41                 -                      41
     Exhaust                                            50             4             46                 -                      46
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total Europe Aftermarket                           94             7             87                 -                      87

Europe Original Equipment
     Ride Control                                       81             7             74                 -                      74
     Exhaust                                           224            14            210                74                     136
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total Europe Original Equipment                   305            21            284                74                     210

Total Europe                                           399            28            371                74                     297

Asia                                                    42             -             42                12                      30

South America                                           42             -             42                 4                      38

Australia                                               50             4             46                 4                      42
                                               ------------   -----------  -------------  ----------------   ---------------------

Total Rest of World                                    134             4            130                20                     110

Total Tenneco Automotive                             $ 998          $ 33          $ 965             $ 165                   $ 800
                                               ============   ===========  =============  ================   =====================





                                                                                      Q3 2003
                                               -----------------------------------------------------------------------------------
                                                                                           Pass-through            Revenues
                                                                                               Sales              Excluding
                                                                             Revenues        Excluding             Currency
                                                               Currency     Excluding        Currency          and Pass-through
                                                Revenues        Impact       Currency         Impact                Sales
                                               ------------   -----------  -------------  ----------------   ---------------------
North America Aftermarket
     Ride Control                                     $ 78           $ -           $ 78               $ -                    $ 78
     Exhaust                                            45             -             45                 -                      45
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total North America Aftermarket                   123             -            123                 -                     123

North America Original Equipment
     Ride Control                                      102             -            102                 -                     102
     Exhaust                                           227             -            227                67                     160
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total North America Original Equipment            329             -            329                67                     262

Total North America                                    452             -            452                67                     385

Europe Aftermarket
     Ride Control                                       45             -             45                 -                      45
     Exhaust                                            47             -             47                 -                      47
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total Europe Aftermarket                           92             -             92                 -                      92

Europe Original Equipment
     Ride Control                                       65             -             65                 -                      65
     Exhaust                                           187             -            187                56                     131
                                               ------------   -----------  -------------  ----------------   ---------------------
     Total Europe Original Equipment                   252             -            252                56                     196

Total Europe                                           344             -            344                56                     288

Asia                                                    42             -             42                15                      27

South America                                           31             -             31                 4                      27

Australia                                               45             -             45                 4                      41
                                               ------------   -----------  -------------  ----------------   ---------------------

Total Rest of World                                    118             -            118                23                      95

Total Tenneco Automotive                             $ 914           $ -          $ 914             $ 146                   $ 768
                                               ============   ===========  =============  ================   =====================



     Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUES TO NON-GAAP REVENUE MEASURE
                                    Unaudited





                                                                       Nine Months Ended September 30, 2004
                                            ---------------------------------------------------------------------------------------
                                                                                            Pass-through           Revenues
                                                                                                Sales              Excluding
                                                                            Revenues          Excluding            Currency
                                                             Currency       Excluding         Currency         and Pass-through
                                              Revenues        Impact        Currency           Impact                Sales
                                            --------------  ------------  --------------   ----------------  ----------------------
North America Aftermarket
     Ride Control                                   $ 268           $ -           $ 268                $ -                   $ 268
     Exhaust                                          125             -             125                  -                     125
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total North America Aftermarket                  393             -             393                  -                     393

North America Original Equipment
     Ride Control                                     346             -             346                  -                     346
     Exhaust                                          752             7             745                243                     502
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total North America Original Equipment         1,098             7           1,091                243                     848

Total North America                                 1,491             7           1,484                243                   1,241

Europe Aftermarket
     Ride Control                                     133             9             124                  -                     124
     Exhaust                                          144            12             132                  -                     132
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total Europe Aftermarket                         277            21             256                  -                     256

Europe Original Equipment
     Ride Control                                     257            21             236                  -                     236
     Exhaust                                          719            49             670                232                     438
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total Europe Original Equipment                  976            70             906                232                     674

Total Europe                                        1,253            91           1,162                232                     930

Asia                                                  139             1             138                 45                      93

South America                                         113             3             110                 11                      99

Australia                                             150            20             130                 12                     118
                                            --------------  ------------  --------------   ----------------  ----------------------

Total Rest of World                                   402            24             378                 68                     310

Total Tenneco Automotive                          $ 3,146         $ 122         $ 3,024              $ 543                 $ 2,481
                                            ==============  ============  ==============   ================  ======================




                                                                       Nine Months Ended September 30, 2003
                                            ---------------------------------------------------------------------------------------
                                                                                            Pass-through           Revenues
                                                                                                Sales              Excluding
                                                                            Revenues          Excluding            Currency
                                                             Currency       Excluding         Currency         and Pass-through
                                              Revenues        Impact        Currency           Impact                Sales
                                            --------------  ------------  --------------   ----------------  ----------------------
North America Aftermarket
     Ride Control                                   $ 240           $ -           $ 240                $ -                   $ 240
     Exhaust                                          127             -             127                  -                     127
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total North America Aftermarket                  367             -             367                  -                     367

North America Original Equipment
     Ride Control                                     336             -             336                  -                     336
     Exhaust                                          731             -             731                229                     502
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total North America Original Equipment         1,067             -           1,067                229                     838

Total North America                                 1,434             -           1,434                229                   1,205

Europe Aftermarket
     Ride Control                                     133             -             133                  -                     133
     Exhaust                                          137             -             137                  -                     137
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total Europe Aftermarket                         270             -             270                  -                     270

Europe Original Equipment
     Ride Control                                     186             -             186                  -                     186
     Exhaust                                          621             -             621                203                     418
                                            --------------  ------------  --------------   ----------------  ----------------------
     Total Europe Original Equipment                  807             -             807                203                     604

Total Europe                                        1,077             -           1,077                203                     874

Asia                                                  118             -             118                 42                      76

South America                                          86             -              86                  9                      77

Australia                                             118             -             118                 11                     107
                                            --------------  ------------  --------------   ----------------  ----------------------

Total Rest of World                                   322             -             322                 62                     260

Total Tenneco Automotive                          $ 2,833           $ -         $ 2,833              $ 494                 $ 2,339
                                            ==============  ============  ==============   ================  ======================



     Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.